Exhibit 10.1

James C. Mullen Chief Executive Officer Patheon Inc. U.S. Headquarters 4721 Emperor Blvd., Suite 200 Durham, North Carolina 27703

October 4, 2011

PRIVATE AND CONFIDENTIAL

Peter T. Bigelow

60 Diamond Road

Phoenixville, PA 19460-2780

RE: Consulting and Separation Agreement

Dear Peter:

Further to our discussions, this letter sets forth the terms of the consulting and separation agreement (the “Agreement”) between you and Patheon Pharmaceuticals Services Inc. (the “Company”).

Pursuant to the Employment Agreement, dated December 31, 2009, between you and Patheon (the “Employment Agreement”), you are currently employed as President, North American Operations. You have notified the Company of your desire to resign your position in order to pursue opportunities of an entrepreneurial nature. This new Agreement sets forth the Company’s and your respective rights and obligations arising from your resignation from the Company and the terms and conditions pursuant to which you will perform transitional consulting services for the benefit of the Company.

Any defined term used but not defined in this Agreement shall have the meaning ascribed to it in the Employment Agreement.

1. Separation.

a. Separation Date. You acknowledge and agree that your resignation from employment and service as President, North American Operations is to be effective as of October 31, 2011 at 5:00 p.m. (the “Separation Date”), which will also serve as your COBRA qualifying event.

b. Accrued Obligations. The Company shall pay, or cause to be paid, to you in a lump sum in cash the sum of: (i) that portion of the your Annual Base Salary earned but not previously paid through the Separation Date; (ii) reimbursement of expenses incurred on or before the Separation Date in accordance with Section 3.7 of the Employment Agreement; and (iii) any accrued vacation pay, in each case to the extent not yet paid (the sum of the amounts described in clauses (i), (ii), and (iii) shall be hereinafter referred to as the “Accrued Obligations”). The Accrued Obligations shall be paid on the next regular pay date following the Separation Date consistent with the Company’s established payroll practices.

c. Other Benefits. To the extent not yet paid or provided, the Company (or Patheon, as the case may be) shall pay or provide, or cause to be paid or provided, to you any other amounts or benefits required to be paid or provided or which you are eligible to receive under any plan, program, policy or practice or contract or agreement of the Patheon Group (such other amounts and benefits shall be hereinafter referred to as the “Other Benefits”), in accordance with the terms and normal procedures of each such plan, program, policy or practice or contract or agreement, based on earned, accrued or vested benefits through the Separation Date.

d. No Further Compensation. In accordance with Section 5.2 of the Employment Agreement, and except as otherwise expressly set forth in this Agreement, other than the obligations to pay you the Accrued Obligations and the Other Benefits earned, accrued, or vested through the Separation Date, the Company shall have no further obligations to you to pay any compensation of any kind (including, without limitation, any bonus or portion of a bonus that otherwise may have become due and payable to you with respect to the year in which such Separation Date occurs) or severance payment of any kind. This Agreement shall not compromise any right you may have to group health continuation coverage under Sections 601 et seq. of ERISA (i.e., COBRA) nor shall it compromise any right to vested benefits accumulated under the express terms of any written ERISA-qualified benefit plan (e.g., a
401(k) plan) subject to the terms of the plan(s).

2. Consulting.

a. Consulting Period. In consideration for your execution, non-revocation of, and compliance with the release attached hereto as Appendix 1 and incorporated herein by reference, the Company agrees to retain you to perform services as a consultant to the Company from the Separation Date and continuing to the earlier of (i) October 31, 2012, or (ii) the date upon which you secure a full-time employment engagement commensurate with your skills and experience (the “Consulting Period”) pursuant to the terms and conditions provided in this Agreement.

b. Services. During the Consulting Period, you shall make yourself available to provide consulting services (the “Services”) as requested by the Company. The Services shall consist of providing transitional assistance to bridge the arrival of new leadership for the North American Commercial Operations, including without limitation, handling the transition of customer relationship management responsibilities and managing certain projects that are in process, briefing information as requested by the Company regarding any matters for which you had responsibility during your employment, and such other special projects as may be assigned to you. You shall exercise the highest degree of professionalism and diligence in performing the Services. It is expected that you will be required to perform Services, on average, twenty four (24) hours per week during the Consulting Period; however, the parties acknowledge that depending on the nature of the Services being performed the actual number of hours of Services performed may vary on a week-to-week basis.

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c. Consulting Compensation. In consideration of the performance of the Consulting Services hereunder, and your execution, non-revocation of, and compliance with the releases attached hereto, you will receive the following:

i. Consulting Fees. In consideration of your execution of the release attached hereto as Appendix 1, during the Consulting Period, the Company will pay you monthly consulting fees in an amount of $24,583.33 per month, not to exceed an aggregate amount of $295,000.00 hereunder. The monthly consulting fees will be paid to you no later than the last day of each month during the Consulting Period.

ii. Milestone Payment. Provided that you are still performing Services hereunder up to such time, an amount equal to the amount of the bonus you would have received under the Company’s 2011 Leadership Incentive Plan had you remained actively employed by the Company at the time of plan payout (the “Milestone Payment”) will be payable to you by the Company upon February 28, 2012.

iii. Performance Completion Payment. Provided that you are still performing Services hereunder up to such time, and in consideration for your execution, non-revocation of, and compliance with another release in the form attached hereto as Appendix 2, an amount of $70,000.00 (the “Performance Completion Payment”) will be payable to you by the Company upon the earlier of (i) October 31, 2012, or (ii) the date upon which you secure a full-time employment engagement commensurate with your skills and experience.

iv. Expenses. The Company agrees to reimburse you for all actual, documented and out-of-pocket expenses incurred by you in connection with the performance of the Services that have been approved in advance in writing by the Company.

d. Termination. The Company may terminate this Agreement and the Services, effective upon written notice to you, in the event that you materially breach this Agreement, and such breach is incapable of cure, or with respect to a material breach capable of cure, you do not cure such breach within fifteen (15) days after receipt of written notice of such breach.

3. Independent Contractor. You shall be an independent contractor of the Company, and this Agreement shall not be construed to create any association, partnership, joint venture, employee or agency relationship between you and the Company for any purpose. You have no authority (and shall not hold yourself out as having authority) to bind the Company (or any member of the Patheon Group) and you shall not make any agreements or representations on the Company’s (or any member of the Patheon Group’s) behalf without the Company’s prior written consent. Without limiting the foregoing, you will not be eligible under this Agreement to participate in any vacation, group medical or life insurance, disability, profit sharing or retirement benefits or any other fringe benefits or benefit plans offered by the Company to its employees, and the Company will not be responsible for withholding or paying any income, payroll, Social Security or other federal, state or local taxes, making any insurance contributions, including unemployment or disability, or obtaining worker’s compensation insurance on your behalf. You shall be responsible for, and shall indemnify the Company against, all such taxes or contributions, including penalties and interest.

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4. Confidentiality. The Confidentiality Undertaking, dated December 18, 2009, between you and the Company shall apply mutatis mutandis to your performance under this Agreement. The Confidentiality Undertaking is attached hereto as Appendix 3 and incorporated herein by reference. For the purposes hereof, all references to the “Agreement” in the Confidentiality Undertaking shall mean this Agreement.

5. Non-Competition; Non-Solicitation. You acknowledge and agree that the Patheon Group is a business engaged in the sale of commercial pharmaceutical manufacturing capabilities and/or pharmaceutical development services, and during the Consulting Period, the Patheon Group’s business may expand or change (“the Patheon Group’s Business”). Any such expansions and changes shall expand or change your obligations under this Agreement accordingly. The Patheon Group’s Business is international in scope and without geographical limitation and the Patheon Group has valuable business relationships within its industry throughout the world. By virtue of your consulting engagement with the Company: (i) you have or will have access to confidential and proprietary information of the Patheon Group, including valuable information about its business operations and methods and the persons with whom it does business in various locations throughout the world that is not generally known to, or readily ascertainable by, the Patheon Group’s competitors, and you understand that the continued success of the Patheon Group depends upon the use and protection of a large body of confidential and proprietary information, and (ii) you have has specialized knowledge of, and have received or will receive specialized training in, the Patheon Group’s Business. During the Consulting Period and for a period of twelve (12) months following the termination of the Consulting Period for any reason (the “Non-compete Period”), you shall not engage in any of the following activities (except in connection with your duties for the Company):

a. engage in any business activity that competes with the Patheon Group’s Business within the geographical areas set forth below;

b. within the geographical areas set forth below, solicit or do business which is in competition with the business engaged in by the Patheon Group, from or with persons or entities: (a) who are customers of the Patheon Group; (b) whom you or someone for whom you were responsible solicited, negotiated, contracted, serviced or had contact with on the Patheon Group’s behalf; (c) who were customers of the Patheon Group at any time during the last year of your employment with the Patheon Group or during the Consulting Period; or (d) to whom the Patheon Group had made proposals to do business at any time during the last year of your employment with the Company or during the Consulting Period;

c. offer employment to or otherwise solicit for employment any employee or other person who had been employed by the Patheon Group during the last year of your employment with the Company or during the Consulting Period; provided, however, that nothing contained herein shall be deemed to prohibit you from (i) conducting any general solicitation not specifically targeted at any such employee, and, for the avoidance of doubt, the hiring by you of any employee who responds to such general advertising, or (ii) soliciting for employment or hiring any employee of the Patheon Group who was terminated by a member of the Patheon Group.

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d. within the geographical areas set forth below, be employed (or otherwise engaged) in (i) a management capacity, (ii) other capacity providing the same or similar services which you provided to the Patheon Group, or (iii) any capacity connected with competitive business activities, by any person or entity that engages in the same, similar or otherwise competitive business as the Patheon Group; or

e. directly or indirectly take any action which is materially detrimental or otherwise intended to be adverse to the Patheon Group’s goodwill, name, business relations, prospects and operations.

The restrictions set forth in this Section 5 apply to the following geographical areas: (i) the Research Triangle Park, North Carolina metropolitan area; (ii) the Cincinnati, Ohio metropolitan area; (iii) any city, metropolitan area, county (or similar political subdivisions in foreign countries) in which the Patheon Group is located or does or, during your employment with the Company or during the Consulting Period, did business; (iv) any city, metropolitan area, county (or similar political subdivisions in foreign countries) in which your services were provided, or for which your had responsibility, or in which you worked on Patheon Group projects, while employed by the Company or during the Consulting Period.

If, at the time of enforcement of this Section 5, a court holds that the restrictions stated herein are unreasonable under circumstances then existing, you agree that they be “blue-penciled” or rewritten by the court to the extent necessary to render them enforceable.

6. Restrictive Covenant Remedies. In the event of a breach or threatened breach by you of any of the provisions of this Agreement, you hereby consent and agree that the Company shall be entitled to seek, in addition to other available remedies, a temporary or permanent injunction or other equitable relief against such breach or threatened breach from any court of competent jurisdiction, without the necessity of showing any actual damages or that money damages would not afford an adequate remedy, and without the necessity of posting any bond or other security. The aforementioned equitable relief shall be in addition to, not in lieu of, legal remedies, monetary damages or other available forms of relief.

7. Assignment.

a. By the Company. To the extent permitted by applicable law, the Company may assign this Agreement to any member of the Patheon Group, or to any successor or assign (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business or assets of the Company or Patheon. This Agreement shall inure to the benefit of the Patheon Group and permitted successors and assigns.

b. By Consultant. This Agreement is personal to you and you may not assign this Agreement or any part hereof. Any purported assignment by you shall be null and void from the initial date of purported assignment.

8. Modification and Waiver. No provision of this Agreement may be amended or modified unless such amendment or modification is agreed to in writing and signed by you and by an

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authorized signatory of the Company. No waiver by either of the Parties of any breach by the other party hereto of any condition or provision of this Agreement to be performed by the other party hereto shall be deemed a waiver of any similar or dissimilar provision or condition at the same or any prior or subsequent time, nor shall the failure of or delay by either of the Parties in exercising any right, power or privilege hereunder operate as a waiver thereof to preclude any other or further exercise thereof or the exercise of any other such right, power or privilege. No waiver shall be effective unless explicitly set forth in writing and signed by the party so waiving.

9. Severability. If any term or provision of this Agreement is invalid, illegal or unenforceable in any jurisdiction, such invalidity, illegality or unenforceability shall not affect any other term or provision of this Agreement or invalidate or render unenforceable such term or provision in any other jurisdiction.

10. Confidentiality of this Agreement. You will hold the terms and conditions of this Agreement in strict confidence. You have not and will not voluntarily disclose matters relating to the existence or the contents of this Agreement, including the amount of the monetary payment, to anyone other than (i) your spouse; and (ii) your attorneys, accountants, financial advisors or healthcare providers for professional counseling. You also will take reasonable precautions to ensure that each of these persons maintain the confidentiality of the matters relating to the existence, terms and conditions of this Agreement, including advising the person of the confidentiality provisions before I make any permitted disclosure. This provision does not preclude you from providing testimony if so mandated by court order or in an action to enforce this Agreement.

11. Non-Disparagement. You will refrain from making statements, written or oral, that disparage either the goodwill or reputation of the Company; its products or services; or its present/former directors, officers and employees.

12. Entire Agreement. Unless specifically provided herein, this Agreement and its accompanying Appendices contain all the understandings and representations between the Company and you pertaining to the subject matter hereof and supersedes all prior and contemporaneous understandings, agreements, representations and warranties, both written and oral, with respect to such subject matter. In the event of any inconsistency between the statements in the body of this Agreement and the Employment Agreement, the statements in the body of this Agreement shall control.

13. Notices.

All notices and other communications hereunder shall be in writing and shall be given by hand delivery to the other party or by registered or certified mail, return receipt requested, postage prepaid, addressed as follows:

If to you:

Peter T. Bigelow

60 Diamond Road

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Phoenixville, PA 19460-2780

If to the Company:

Patheon Pharmaceuticals Services Inc.

4721 Emperor Blvd., Suite 200

Durham, NC 27703

Attention: Senior Vice President, Human Resources

with a copy to:

Patheon Pharmaceuticals Services Inc.

4721 Emperor Blvd., Suite 200

Durham, NC 27703

Attention: Legal Department

or to such other address as either party shall have furnished to the other in writing in accordance with this provision. Notice and communications shall be effective when actually received by the addressee.

14. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of North Carolina without giving effect to any choice or conflict of law provision or rule (whether of the State of North Carolina or any other jurisdiction) that would cause the application of laws of any jurisdiction other than those of the State of North Carolina. Any action or proceeding by either of the parties to enforce this Agreement shall be brought only in any state or federal court located in the state of North Carolina, county of Wake. The parties hereby irrevocably submit to the jurisdiction of such courts and waive the defense of inconvenient forum to the maintenance of any such action or proceeding in such venue.

15. Section 409A. This Agreement is intended to comply with Section 409A of the Internal Revenue Code of 1986, as amended (Section 409A) or an exemption thereunder and shall be construed and administered in accordance with Section 409A. Notwithstanding any other provision of this Agreement, payments provided under this Agreement may only be made upon an event and in a manner that complies with Section 409A or an applicable exemption. Any payments under this Agreement that may be excluded from Section 409A either as separation pay due to an involuntary separation from service or as a short-term deferral shall be excluded from Section 409A to the maximum extent possible. For purposes of Section 409A, each instalment payment provided under this Agreement shall be treated as a separate payment. Any payments to be made under this Agreement upon a termination of employment shall only be made upon a “separation from service” under Section 409A. Notwithstanding the foregoing, the Company makes no representations that the payments and benefits provided under this Agreement comply with Section 409A and in no event shall the Company be liable for all or any portion of any taxes, penalties, interest or other expenses that may be incurred by the Employee on account of non-compliance with Section 409A.

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16. Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which taken together shall constitute one and the same instrument.

17. Acknowledgment of Full Understanding. BY SIGNING THIS AGREEMENT, YOU ACKNOWLEDGE AND AGREE THAT YOU HAVE FULLY READ, UNDERSTAND AND VOLUNTARILY ENTER INTO THIS AGREEMENT. YOU ACKNOWLEDGE AND AGREE THAT YOU HAVE HAD AN OPPORTUNITY TO ASK QUESTIONS AND CONSULT WITH AN ATTORNEY OF YOUR CHOICE BEFORE SIGNING THIS AGREEMENT.

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date last written below.

/s/ Peter T. Bigelow
Peter T. Bigelow

Date: 5 Oct. 2011

“Company” Patheon Pharmaceuticals Services Inc.

/s/ James Mullen
By: James Mullen
Title: Chief Executive Officer

Date: 10/5/2011

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Appendix 1

to

Consulting and Separation Agreement

with

Peter Bigelow

General Release in Consideration for Payments During Consulting Period

This General Release (“Release”), dated as of October 31, 2011 confirms the following understandings and agreements between Peter Bigelow, an individual (“Executive”), and Patheon Pharmaceuticals Services Inc. (the “Company”).

In consideration of the promises set forth in that certain Consulting and Separation Agreement between Executive and the Company, effective as of October 31, 2011 (the “Agreement”), including without limitation the payments described in Section 2(c)(i) thereof, Executive agrees as follows:

1. Release by Executive.

(a) For and in consideration of the Company retaining Executive for the Consulting Period described in the Agreement, including without limitation the payments described in Section 2(c)(i) thereof (the “Consideration”), which is being provided in exchange for your execution of this Release and would not be provided absent your execution of this Release, Executive, for himself and his heirs, executors, administrators, assigns, successors and agents (collectively, the “Executive’s Affiliates”) hereby fully and without limitation releases and forever discharges the Company and all other members of the Patheon Group and each of their respective agents, representatives, shareholders, owners, officers, directors, employees, consultants, attorneys, auditors, accountants, investigators, affiliates, successors and assigns (collectively, the “Patheon Releasees”), both individually and collectively, from any and all waivable rights, claims, demands, liabilities, actions, causes of action, damages, losses, costs, expenses and compensation, of whatever nature whatsoever, known or unknown, fixed or contingent, which Executive or any of Executive’s Affiliates has or may have or may claim to have against any of the Patheon Releasees by reason of any matter, cause, or thing whatsoever, from the beginning of time to the date Executive signs this Release (“Claims”), arising out of, based upon, or relating to his employment or the termination of his employment with the Company and/or his service as an officer of any of the Patheon Releasees, and/or any agreement or compensation arrangement between Executive and any of the Patheon Releasees, to the maximum extent permitted by law.

(b) The Claims released by Executive include, but are not limited to, any Claims arising out of or based on: Title VII of the Civil Rights Act of 1964, the Americans with Disabilities Act, the Civil Rights Act of 1991, the Family Medical Leave Act, Sections 1981 through 1988 of Title 42 of the United States Code, the Employee Retirement Income Security Act of 1974 (“ERISA”) (except for any vested benefits under any tax qualified benefit plan), the Immigration Reform and Control Act, the Worker Adjustment and Retraining Notification Act, the Occupational Safety and Health Act, the Fair Credit Reporting Act, and the Sarbanes-Oxley Act of 2002 (in each case as the same may be amended from time to time); fraud, misrepresentation, negligence, defamation, infliction of emotional distress or other tort,

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common law, breach of contract (whether express or implied, written or oral) or covenant, violation of public policy or wrongful termination; state or federal wage and hour laws; or any other state or federal law, rule, or regulation dealing with the employment relationship, except those claims which may not be released herein as a matter of law. The released Claims also include any Claims by Executive for compensation, wages, back pay, reinstatement or reemployment, bonuses, or benefits of any kind or any nature arising out of, based upon, or relating to his employment or the termination of his employment with the Company and/or his service as an officer of any of the Patheon Releasees, and/or any agreement or compensation arrangement between Executive and any of the Patheon Releasees.

(c) Nothing contained in this Section 1 or any other provision of this Release shall release or waive any right that Executive has to (i) the Consideration, (ii) any employee benefit Executive is entitled to receive from the Company pursuant to any Company employee benefit plan or program, including any health claim or (iii) indemnification and/or reimbursement of expenses by the Company with respect to which Executive may be eligible as provided by law, the Company’s or any member of the Patheon Group’s Certificates of Incorporation, Bylaws and any applicable directors and officers, errors & omissions, umbrella or general liability insurance policies, or any indemnification agreements, including the Employment Agreement. Further, nothing contained in this Release shall restrict or inhibit any communications by Executive with the Equal Employment Opportunity Commission (“EEOC”) or any other government or law enforcement agency.

2. Waiver of Applicable Release Laws.

(a) Executive understands and agrees that the release provided herein extends to all Claims released above whether known or unknown, suspected or unsuspected, which may be released as a matter of law. Executive expressly waives and relinquishes any and all rights he may have under state law that prohibits the general release of unknown claims.

(b) It is the intention of each party through this Release to fully, finally and forever settle and release the Claims as set forth above. In furtherance of such intention, the release herein given shall be and remain in effect as a full and complete release of such matters notwithstanding the discovery of any additional Claims or facts relating thereto.

3. No Filings. Executive represents that he has not filed any waivable lawsuits, claims, charges or complaints, which are pending as of the date hereof, against any of the Patheon Releasees with any local, state or federal agency or court from the beginning of time to the date of execution of this Release, and he agrees that he shall not accept any award, damages, recovery or settlement from any proceeding brought by him or on his behalf relating to his employment or the termination of his employment with the Company and/or his service as an officer of any of the Patheon Releasees or otherwise.

5. Cooperation Clause. To facilitate the orderly conduct of the Patheon Group, Executive agrees to cooperate, at no charge, with the Company’s reasonable requests for information or assistance related to (i) the time of his employment, (ii) any investigations (including internal investigations) and audits of any member of the Patheon Group’s management’s current and past conduct and business and accounting practices and (iii) any

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member of the Patheon Group’s defense of, or other participation in, any administrative, judicial, or other proceeding arising from any charge, complaint or other action which has been or may be filed relating to the period during which Executive was employed by the Company. The Company will promptly reimburse Executive for his reasonable, customary and documented out-of-pocket business expenses in connection with the performance of his duties under this Section 5.

6. Non-Admission of Liability. The parties understand and agree that neither the furnishing of the Consideration nor the execution of this Release by the parties will constitute or be construed as an admission of any wrongdoing or liability whatsoever by any party.

7. Severability. If any one or more of the provisions contained herein (or parts thereof), or the application thereof in any circumstances, is held invalid, illegal or unenforceable in any respect for any reason, the validity and enforceability of any such provision in every other respect and of the remaining provisions hereof will not be in any way impaired or affected, it being intended that all of the rights and privileges shall be enforceable to the fullest extent permitted by law.

8. Entire Agreement. This Release, together with the Agreement dated October 31, 2011, including the restrictive covenants contained in paragraph 5 of that Agreement, represents the sole and entire agreement among the parties and, except as expressly stated herein, supersedes all prior agreements, negotiations and discussions among the parties with respect to the subject matters contained herein.

9. Waiver. No waiver by any party hereto at any time of any breach of, or compliance with, any condition or provision of this Release to be performed by any other party hereto may be deemed a waiver of similar or dissimilar provisions or conditions at the same time or at any prior or subsequent time.

10. Counterparts. This Release may be executed in counterparts, each of which will be deemed to be an original as against any party that has signed it, but both of which together will constitute one and the same instrument.

11. Miscellaneous Provisions.

(a) The parties represent that they have read this Release and fully understand all of its terms; that they have conferred with their attorneys, or have knowingly and voluntarily chosen not to confer with their attorneys about this Release; that they have executed this Release without coercion or duress of any kind; and that they understand any rights that they have or may have, and they are signing this Release with full knowledge of any such rights.

(b) Both parties have participated in the drafting of this Release with the assistance of counsel to the extent they desired. The language in all parts of this Release must be in all cases construed simply according to its fair meaning and not strictly for or against any party. Whenever the context requires, all words used in the singular must be construed to have been used in the plural, and vice versa, and each gender must include any other gender. The

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captions of the Sections of this Release are for convenience only and must not affect the construction or interpretation of any of the provision herein.

(c) Each provision of this Release to be performed by a party hereto is both a covenant and condition, and is a material consideration for the other party’s performance hereunder, and any breach thereof by the party will be a material default hereunder. All rights, remedies, undertakings, obligations, options, covenants, conditions and agreements contained in this Release are cumulative and no one of them is exclusive of any other. Time is of the essence in the performance of this Release.

(d) Each party acknowledges that no representation, statement or promise made by any other party, or by the agent or attorney of any other party, except for those in this Release, has been relied on by him or it in entering into this Release.

(e) Unless expressly set forth otherwise, all references herein to a “day” are deemed to be a reference to a calendar day. Unless expressly stated otherwise, cross-references herein refer to provisions within this Release and are not references to any other document.

(f) Each party to this Release will cooperate fully in the execution of any and all other documents and in the completion of any additional actions that may be necessary or appropriate to give full force and effect to the terms and intent of this Release.

EACH OF THE PARTIES ACKNOWLEDGES THAT HE/IT HAS READ THIS AGREEMENT, UNDERSTANDS IT AND IS VOLUNTARILY ENTERING INTO IT, AND THAT IT INCLUDES A WAIVER OF THE RIGHT TO A TRIAL BY JURY, AND, WITH RESPECT TO EXECUTIVE, HE UNDERSTANDS THAT THIS AGREEMENT INCLUDES A RELEASE OF ALL KNOWN AND UNKNOWN CLAIMS OTHER THAN AS PROVIDED FOR HEREIN. EXECUTIVE ACKNOWLEDGES THAT HE HAS HAD AN OPPORTUNITY TO ASK QUESTIONS AND CONSULT WITH AN ATTORNEY OF HIS CHOICE BEFORE SIGNING THIS RELEASE.

IN WITNESS WHEREOF, the parties have executed this Release as of the dates indicated below.

“Executive”

Peter T. Bigelow
Date:

“Company”
Patheon Pharmaceuticals Services Inc.

By: James Mullen
Title: Chief Executive Officer
Date:

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Appendix 2

to

Consulting and Separation Agreement

with

Peter Bigelow

General Release in Consideration for Performance Completion Payment at Conclusion of

Consulting Period

This General Release (“Release”), dated as of                                         , confirms the following understandings and agreements between Peter Bigelow, an individual (“Executive”), and Patheon Pharmaceuticals Services Inc. (the “Company”).

In consideration of the promises set forth in that certain Consulting and Separation Agreement between Executive and the Company, effective as of October 31, 2011 (the “Agreement”), including without limitation the payments described in Section 2(c)(iii) thereof, Executive agrees as follows:

1. Release by Executive.

(d) For and in consideration of the Company entering the Agreement, including without limitation the Performance Completion Payment described in Section 2(c)(iii) thereof (the “Consideration”), which is being provided in exchange for your execution of this Release and would not be provided absent your execution of this Release, Executive, for himself and his heirs, executors, administrators, assigns, successors and agents (collectively, the “Executive’s Affiliates”) hereby fully and without limitation releases and forever discharges the Company and all other members of the Patheon Group and each of their respective agents, representatives, shareholders, owners, officers, directors, employees, consultants, attorneys, auditors, accountants, investigators, affiliates, successors and assigns (collectively, the “Patheon Releasees”), both individually and collectively, from any and all waivable rights, claims, demands, liabilities, actions, causes of action, damages, losses, costs, expenses and compensation, of whatever nature whatsoever, known or unknown, fixed or contingent, which Executive or any of Executive’s Affiliates has or may have or may claim to have against any of the Patheon Releasees by reason of any matter, cause, or thing whatsoever, from the beginning of time to the date Executive signs this Release (“Claims”), arising out of, based upon, or relating to his employment or the termination of his employment with the Company and/or his service as an officer of any of the Patheon Releasees, and/or his service as an independent contractor under the terms of the Agreement, and/or any agreement or compensation arrangement between Executive and any of the Patheon Releasees, to the maximum extent permitted by law.

(e) The Claims released by Executive include, but are not limited to, any Claims arising out of or based on: Title VII of the Civil Rights Act of 1964, the Americans with Disabilities Act, the Civil Rights Act of 1991, the Family Medical Leave Act, Sections 1981 through 1988 of Title 42 of the United States Code, the Employee Retirement Income Security Act of 1974 (“ERISA”) (except for any vested benefits under any tax qualified benefit plan), the Immigration Reform and Control Act, the Worker Adjustment and Retraining Notification Act, the Occupational Safety and Health Act, the Fair Credit Reporting Act, and the Sarbanes-Oxley

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Act of 2002 (in each case as the same may be amended from time to time); fraud, misrepresentation, negligence, defamation, infliction of emotional distress or other tort, common law, breach of contract (whether express or implied, written or oral) or covenant, violation of public policy or wrongful termination; state or federal wage and hour laws; or any other state or federal law, rule, or regulation dealing with the employment relationship, except those claims which may not be released herein as a matter of law. The released Claims also include any Claims by Executive for compensation, wages, back pay, reinstatement or reemployment, bonuses, or benefits of any kind or any nature arising out of, based upon, or relating to his employment or the termination of his employment with the Company and/or his service as an officer of any of the Patheon Releasees, and/or any agreement or compensation arrangement between Executive and any of the Patheon Releasees.

(f) Nothing contained in this Section 1 or any other provision of this Release shall release or waive any right that Executive has to (i) the Consideration, (ii) any employee benefit Executive is entitled to receive from the Company pursuant to any Company employee benefit plan or program, including any health claim or (iii) indemnification and/or reimbursement of expenses by the Company with respect to which Executive may be eligible as provided by law, the Company’s or any member of the Patheon Group’s Certificates of Incorporation, Bylaws and any applicable directors and officers, errors & omissions, umbrella or general liability insurance policies, or any indemnification agreements, including the Employment Agreement. Further, nothing contained in this Release shall restrict or inhibit any communications by Executive with the Equal Employment Opportunity Commission (“EEOC”) or any other government or law enforcement agency.

2. Waiver of Applicable Release Laws.

(c) Executive understands and agrees that the release provided herein extends to all Claims released above whether known or unknown, suspected or unsuspected, which may be released as a matter of law. Executive expressly waives and relinquishes any and all rights he may have under state law that prohibits the general release of unknown claims.

(d) It is the intention of each party through this Release to fully, finally and forever settle and release the Claims as set forth above. In furtherance of such intention, the release herein given shall be and remain in effect as a full and complete release of such matters notwithstanding the discovery of any additional Claims or facts relating thereto.

3. No Filings. Executive represents that he has not filed any waivable lawsuits, claims, charges or complaints, which are pending as of the date hereof, against any of the Patheon Releasees with any local, state or federal agency or court from the beginning of time to the date of execution of this Release, and he agrees that he shall not accept any award, damages, recovery or settlement from any proceeding brought by him or on his behalf relating to his employment or the termination of his employment with the Company and/or his service as an officer of any of the Patheon Releasees or otherwise.

6. Cooperation Clause. To facilitate the orderly conduct of the Patheon Group, Executive agrees to cooperate, at no charge, with the Company’s reasonable requests for information or assistance related to (i) the time of his employment, (ii) any investigations

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(including internal investigations) and audits of any member of the Patheon Group’s management’s current and past conduct and business and accounting practices and (iii) any member of the Patheon Group’s defense of, or other participation in, any administrative, judicial, or other proceeding arising from any charge, complaint or other action which has been or may be filed relating to the period during which Executive was employed by the Company. The Company will promptly reimburse Executive for his reasonable, customary and documented out-of-pocket business expenses in connection with the performance of his duties under this Section 5.

6. Non-Admission of Liability. The parties understand and agree that neither the furnishing of the Consideration nor the execution of this Release by the parties will constitute or be construed as an admission of any wrongdoing or liability whatsoever by any party.

7. Severability. If any one or more of the provisions contained herein (or parts thereof), or the application thereof in any circumstances, is held invalid, illegal or unenforceable in any respect for any reason, the validity and enforceability of any such provision in every other respect and of the remaining provisions hereof will not be in any way impaired or affected, it being intended that all of the rights and privileges shall be enforceable to the fullest extent permitted by law.

8. Entire Agreement. This Release, together with the Agreement dated October 31, 2011, including the restrictive covenants contained in paragraph 5 of that Agreement, represents the sole and entire agreement among the parties and, except as expressly stated herein, supersedes all prior agreements, negotiations and discussions among the parties with respect to the subject matters contained herein.

9. Waiver. No waiver by any party hereto at any time of any breach of, or compliance with, any condition or provision of this Release to be performed by any other party hereto may be deemed a waiver of similar or dissimilar provisions or conditions at the same time or at any prior or subsequent time.

10. Counterparts. This Release may be executed in counterparts, each of which will be deemed to be an original as against any party that has signed it, but both of which together will constitute one and the same instrument.

11. Miscellaneous Provisions.

(g) The parties represent that they have read this Release and fully understand all of its terms; that they have conferred with their attorneys, or have knowingly and voluntarily chosen not to confer with their attorneys about this Release; that they have executed this Release without coercion or duress of any kind; and that they understand any rights that they have or may have, and they are signing this Release with full knowledge of any such rights.

(h) Both parties have participated in the drafting of this Release with the assistance of counsel to the extent they desired. The language in all parts of this Release must be in all cases construed simply according to its fair meaning and not strictly for or against any party. Whenever the context requires, all words used in the singular must be construed to have

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been used in the plural, and vice versa, and each gender must include any other gender. The captions of the Sections of this Release are for convenience only and must not affect the construction or interpretation of any of the provision herein.

(i) Each provision of this Release to be performed by a party hereto is both a covenant and condition, and is a material consideration for the other party’s performance hereunder, and any breach thereof by the party will be a material default hereunder. All rights, remedies, undertakings, obligations, options, covenants, conditions and agreements contained in this Release are cumulative and no one of them is exclusive of any other. Time is of the essence in the performance of this Release.

(j) Each party acknowledges that no representation, statement or promise made by any other party, or by the agent or attorney of any other party, except for those in this Release, has been relied on by him or it in entering into this Release.

(k) Unless expressly set forth otherwise, all references herein to a “day” are deemed to be a reference to a calendar day. Unless expressly stated otherwise, cross-references herein refer to provisions within this Release and are not references to any other document.

(l) Each party to this Release will cooperate fully in the execution of any and all other documents and in the completion of any additional actions that may be necessary or appropriate to give full force and effect to the terms and intent of this Release.

EACH OF THE PARTIES ACKNOWLEDGES THAT HE/IT HAS READ THIS AGREEMENT, UNDERSTANDS IT AND IS VOLUNTARILY ENTERING INTO IT, AND THAT IT INCLUDES A WAIVER OF THE RIGHT TO A TRIAL BY JURY, AND, WITH RESPECT TO EXECUTIVE, HE UNDERSTANDS THAT THIS AGREEMENT INCLUDES A RELEASE OF ALL KNOWN AND UNKNOWN CLAIMS OTHER THAN AS PROVIDED FOR HEREIN. EXECUTIVE ACKNOWLEDGES THAT HE HAS HAD AN OPPORTUNITY TO ASK QUESTIONS AND CONSULT WITH AN ATTORNEY OF HIS CHOICE BEFORE SIGNING THIS RELEASE.

IN WITNESS WHEREOF, the parties have executed this Release as of the dates indicated below.

“Executive”

Peter T. Bigelow
Date:

“Company”
Patheon Pharmaceuticals Services Inc.

By: James Mullen
Title: Chief Executive Officer
Date:

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Appendix 3

Confidentiality Undertaking

CONFIDENTIALITY UNDERTAKING

In consideration of Peter T. Bigelow (the “Executive”) accepting an employment agreement between the Executive and Patheon Pharmaceuticals Services Inc. dated December 18, 2009 (the “Agreement”) to which this Confidentiality Undertaking is attached as Schedule B, the Executive undertakes and covenants with the Affiliated Group (as defined in the Agreement) as follows:

1.	CONFIDENTIAL INFORMATION

1.1	Confidential Information

The Executive acknowledges that all information and facts relating to the business and affairs of the Affiliated Group and its customers, including, without limitation, trade secrets, data, notes, marketing plans, sales patterns, and private corporate and financial information (the “Confidential Information”) is confidential and proprietary to the Affiliated Group and a valuable trade secret of the Affiliated Group, disclosure of which could severely damage the economic interests of the Affiliated Group. Confidential Information includes, without limitation, any document, work, instrument or other medium assembled or composed by the Executive which contains Confidential Information.

1.2	Non-Disclosure of Confidential Information

The Executive shall not, either during the term of the Agreement or at any time thereafter. use or disclose, directly or indirectly, any of such Confidential Information to any person outside the Affiliated Group, except where such disclosure is necessary for the proper and bona fide execution of the Executive’s duties under the Agreement, without the prior written consent of the Affiliated Group. The Executive’s obligation not to use or disclose Confidential Information without prior written consent shall continue to apply after the Executive has ceased to be an employee of the Affiliated Group until such time as the Confidential Information becomes public knowledge through no fault of the Executive. The Affiliated Group will have full right, title and authority to deal in and with the proprietary rights and the Confidential Information notwithstanding any other provision of the Agreement or the termination thereof for any reason whatsoever. The Executive acknowledges and agrees that the restrictions contained in this Article 1 are reasonable in the circumstances in order to protect the business of the Affiliated Group.

1.3	Return of Confidential Information

Confidential Information and the documents, works, instruments or other media containing Confidential Information shall remain the property of the Affiliated Group and be returned to the Affiliated Group upon request or immediately following termination of the Agreement for any reason whatsoever.

2.	INVENTIONS

2.1	Inventions

Subject to Section 2.2, the Executive agrees that all discoveries, improvements, designs, ideas or inventions made or conceived, in whole or in part, by the Executive during the term of the Agreement or within three years following termination of the Agreement for any reason whatsoever (the “Inventions”) shall be the sole property of the Affiliated Group. The Executive shall:

(a)	promptly disclose and describe all such Inventions in writing to the Affiliated Group;

(b)	assign, and the Executive does hereby assign, to the Affiliated Group, without further compensation, all of the Executive’s rights, title and interest in and to such Inventions and to all applications for letters of patent, copyrights, industrial design or other forms of protection granted for such Inventions throughout the world;

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(c)	deliver promptly to the Affiliated Group, upon request and in the form and manner prescribed by the Affiliated Group (without charge to the Affiliated Group but at the Affiliated Group’s expense) the written instruments described in paragraph (b) and perform such acts as deemed necessary by the Affiliated Group to obtain and maintain such instruments and to transfer all rights and title thereto to the Affiliated Group; and

(d)	give all assistance that may be required by the Affiliated Group to enable it to protect or exploit the Inventions in any country of the world.

The Executive does hereby waive in whole any moral rights that the Executive may have in each of the Inventions and any part or parts thereof, including, but not limited to, the right to the integrity of the Inventions, the right to be associated with the Inventions as its author by name or under a pseudonym and the right to remain anonymous.

2.2	Excluded Inventions

The provisions of Section 2.1 shall not apply to Inventions which fulfill all of the following criteria:

(a)	Inventions for which no equipment, supplies, facility or Confidential Information belonging to the Affiliated Group were used; and

(b)	Inventions that do not relate to the business of the Affiliated Group or to the Affiliated Group’s actual or demonstrably anticipated processes, research or development which the Executive had access to or knowledge of; and

(c)	Inventions that do not result from any work performed by the Executive for the Affiliated Group.

3.	GENERAL

This Confidentiality Undertaking shall be governed and construed in accordance with the laws of North Carolina applicable therein. Nothing herein shall be construed so as to limit any obligations owed by you to the Affiliated Group as a matter of common law. The Executive acknowledges that the business of the Affiliated Group cannot be properly protected from adverse consequences of the Executive’s actions other than by the restrictions set forth in this Undertaking and the Agreement. The Affiliated Group, in addition to any other right or relief to which it may be entitled, shall be entitled to an injunction restricting further breaches of this Undertaking or the Agreement. This Confidentiality Undertaking shall survive the termination of the Agreement and the Executive’s employment thereunder.

IN WITNESS WHEREOF this Confidentiality Undertaking has been executed by the undersigned on this 07 day of Jan, 2010.

SIGNED, SEALED AND DELIVERED	)
in the presence of	)
)
	)	/s/ Peter T. Bigelow
Name of Witness:		Peter T. Bigelow

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